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                                                                    EXHIBIT 3.14

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        EASTERN WASTE OF BETHLEHEM, INC.

          Eastern Waste of Bethlehem (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that;

          1. The name of the Corporation is Eastern Waste of Bethlehem, Inc., and the date of filing of its original Certificate of Incorporation with the State of Delaware was March 26, 1998.

          2. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware.

          3. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation as follows:

          (a) to change the name of the Corporation to IESI PA Bethlehem Landfill Corporation;

          (b) to add a provision with respect to compromises or arrangements with creditors;

          (c) to add a provision with respect to indemnification of an officer, director, employee or agent of the Corporation; and

          (d)   to change the par value of shares of stock of the Corporation.

          4. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby, and is hereby restated, to read in its entirety as set forth herein:

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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     IESI PA BETHLEHEM LANDFILL CORPORATION

          1.    The name of the corporation (the "Corporation") is:

                IESI PA BETHLEHEM LANDFILL CORPORATION

          2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock; par value $.01 per share.

          5. In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

          6. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          7.    Elections of directors need not be by written ballot.

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          8.    (a)    The Corporation shall indemnify to the fullest extent
permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation. partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Paragraph.

          (c) The indemnification and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the corporation.

          (d) Neither the amendment nor repeal of this paragraph 9, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with paragraph 9, subparagraph (a),
(b) or (c), shall eliminate or reduce the effect of this paragraph 9, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 9, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

          (e) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (H) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

                (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

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                (iii)  shall have acted in a manner involving intentional
          misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

                (iv)   shall have derived an improper personal benefit.

          If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          9. This Restated Certificate of Incorporation was duly adopted by the board of directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware and by written consent of the Sole Stockholder of the corporation as provided in Section 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jeffrey J. Keenan, its Chairman this 7th day of July, 1999.

                                           EASTERN WASTE OF BETHLEHEM, INC.


                                           By: /s/ Jeffrey J. Keenan
                                               ----------------------------
                                               Name:  Jeffrey J. Keenan
                                               Title: Chairman

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                              UNDER SECTION 242 OF

                         THE GENERAL CORPORATION LAW OF

                              THE STATE OF DELAWARE

                                    * * * * *

          IESI PA Bethlehem Landfill Corporation, a corporation organized and existing under and by vide of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:    That the Board of Directors of said corporation, by the
unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of IESI PA Bethlehem Landfill Corporation be amended by deleting Article Sixth in its entirety and renumbering Articles subsequent to said Article Sixth accordingly, including corresponding cross-references.

          SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of Certificate of Incorporation to be signed by the undersigned, who affirms and acknowledges, under penalties of perjury, that the execution hereof is the act and deed of the corporation, and that the facts stated herein are true, in accordance with the provisions of Sections 103 and 242 of the General Corporation Law of the State of Delaware, on August 20, 1999.

                                            /s/ Jeffrey J. Keenan
                                            ------------------------------
                                            Jeffrey J. Keenan
                                            Chairman

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